Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT
by and among
JAMES RIVER GROUP HOLDINGS, LTD.
and
GPC PARTNERS INVESTMENTS (THAMES) LP
Dated as of March 1, 2022

USA.604895140.2/AR6

i

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 1, 2022, by and among James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and GPC Partners Investments (Thames) LP, a limited partnership organized under the laws of the Cayman Islands ( the “Investor”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.
WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of February 24, 2022 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, Series A Convertible Preferred Shares (the “Series A Preferred Shares”), which are convertible into Common Shares; and
WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investor.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
Resale Shelf Registration
Section 1.1    Resale Shelf Registration Statement. No later than the expiration of the Lock-Up Period, the Company shall, at its cost, file with the SEC a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and the Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC no later than the expiration of the Lock-Up Period (it being agreed that the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).
Section 1.2    Effectiveness Period; Certain Representations.
(a)    Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable by the Holders for sales and distributions of the Registrable Securities until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(b)    Notwithstanding any other provisions hereof, the Company shall use its commercially reasonable efforts to provide that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In order to assist the Company in complying with its obligations in Sections 1.2(b), the Holders shall comply with their obligations set forth in Section 2.4.
Section 1.3    Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an Automatic Shelf Registration Statement as such term is defined in Rule 405 that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable by the Holders for sales and distributions of Registrable Securities until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.
Section 1.4    Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act, or to the extent the Company does not reasonably object, as reasonably requested in writing by the Holders with respect to information relating to the applicable Holder, and to furnish to the Holders that are covered under such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC in such amounts as they may reasonably request.

Section 1.5    Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement:
(a)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 180-day period;
(b)    if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and
(c)    notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).
Section 1.6    Underwritten Offering.
(a)    Subject to the other applicable provisions of this Agreement and any restrictions on transfer in the Company Charter Documents and the Investment Agreement, at any time that any Shelf Registration Statement is effective, one or more of the Holders (the “Demand Holders”) may deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) demand any such transaction the anticipated gross proceeds of which shall be less than $50,000,000, (ii) effect (A) more than two (2) Underwritten Offerings in the aggregate within any twelve (12) month period or (B) more than one (1) Underwritten Offering during any 90-day period, or (iii) effect an Underwritten Offering within the period commencing fifteen (15) calendar days (or if such day is not a trading day, then commencing the immediately prior trading day) prior to and ending two (2) Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year (or such shorter period as is the Company’s customary “blackout window” applicable to directors and officers). Upon receipt of a request for an Underwritten Offering, the Company shall notify all Holders of such request and shall include in such Underwritten Offering all shares requested to be sold by Holders responding to such notice.
(b)    In the event of an Underwritten Offering, the Demand Holders of a majority of the Registrable Securities participating in an Underwritten Offering shall select the managing underwriter(s) (which shall consist of one or more nationally recognized investment banks) to administer the Underwritten Offering; provided, that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed. The Company and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.
(c)    If the managing underwriter or underwriters advise the Company and the Demand Holders that in its or their good faith opinion the number of Registrable Securities (including, without limitation, securities proposed to be included by the Company other holders of securities entitled to include securities in such Registration Statement pursuant to piggyback registration rights, if applicable) exceeds the number of securities which can be sold in such Underwritten Offering pursuant to this Section 1.6 in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Demand Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Demand Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders, (ii) second, to any Holders that have requested to participate in such Underwritten Offering, other than Demand Holders, pro rata among such Holders on the basis of the percentage of the Registrable Securities then owned by such Holders, (iii) third, the securities of the Company that the Company desires to participate in such Underwritten Offering, and (iv) the securities requested to participate in such Underwritten Offering pursuant to any other registration rights granted by the Company.
Section 1.7    Take-Down Notice. Subject to the other applicable provisions of this Agreement and any restrictions on transfer in the Company Charter Documents and the Investment Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution (a “Shelf Offering”) of all or part of its Registrable Securities included by it on any Shelf Registration Statement, other than pursuant to an Underwritten Offering, which shall be implemented in accordance with Section 1.6, and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.
Section 1.8    Piggyback Registration.
(a)    If at any time, the Company proposes to file a registration statement under the Securities Act with respect to an offering following the expiration of the Lock-Up Period, or the Company proposes a shelf take-down of Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares, whether or not for sale for its own account following the expiration of the Lock-Up Period (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any merger or acquisition, amalgamation, scheme of arrangement, employee benefit, equity compensation, incentive or dividend reinvestment plan or a Block Trade), then the Company shall give written notice of such filing or offering, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing or launch date (the “Piggyback Notice”) to each of the Holders of Registrable Securities (except in the case of an offering that is an “overnight offering”, in which case such notice must be given no later than three (3) Business Days prior to the filing or launch date). The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement or offering the number of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than two (2) Business Days prior to the filing date of a Piggyback Registration Statement. Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Piggyback Registration Statement, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder that requested to participate in an offering initiated by the Company, and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration.
(b)    If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters selected by the Company of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares, if any, of the Company included in the offering, and any Holders exercising piggyback rights will enter into an underwriting agreement with the managing underwriters and the Company setting forth such terms. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders; (iii) third, any other securities of the Company that have been requested to be included in such offering. For the avoidance of doubt, a piggyback sale shall not count against the limitations in Section 1.6(a).
Section 1.9    “Market Stand-off” Agreement. The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Shares (or other securities of the Company) held by the Holders (other than the Common Shares included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Shares (or other securities of the Company convertible into Common Shares) not to exceed five (5) days prior and ninety (90) days following any registered public sale of securities by the Company in which such Holder participates in accordance with this Article II, except (i) in the case of a private sale or distribution, with the transferee agreeing in writing to be subject to the restrictions on transfer contained in this Section 1.9, and (ii) as expressly permitted by such lock-up agreement or in the event the managing underwriter or underwriters otherwise agree by written consent. Each Holder shall also execute and deliver any “lock-up” agreement reasonably requested by the managing underwriter or underwriters of the Company in connection with an offering.
ARTICLE II
Additional Provisions Regarding Registration Rights
Section 2.1    Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:
(a)    prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;
(b)    prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with a Holder’s intended method of distribution set forth in such registration statement for such period;
(c)    furnish to legal counsel for each Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;
(d)    if requested by the managing underwriter or underwriters, if any, or the Holders, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(e)    in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holders participating in the offering and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the participating Holders or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f)    as promptly as is reasonably practicable notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of a Holder, prepare as promptly as is reasonably practicable and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
(g)    register and qualify (or exempt from registration) such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;
(h)    in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement on customary terms (including with respect to the indemnification of such underwriters) and in accordance with the applicable provisions of this Agreement;
(i)    use commercially reasonable efforts to furnish (i) on the dates that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (B) a “negative assurances letter”, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) on the date of the underwriting agreement and on the date(s) that such Registrable Securities are delivered for sale, a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(j)    list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Shares are then listed;
(k)    provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration statement;
(l)    in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the

Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement (“Requested Information”), provided, however, that any Requested Information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of the Requested Information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC) in the opinion of counsel for the Offering Persons, (iii) disclosure of the Requested Information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (iv) the Requested Information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (v) the Requested Information (A) was known to such Offering Persons or their representatives (prior to its disclosure by the Company) from a source other than the Company when such source was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to clauses (i), (ii) or (iii) above, if permitted by applicable law or any applicable order of a court of government body, such Person shall be required to give the Company prompt written notice of the proposed disclosure prior to such disclosure (except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor and except in the case of clause (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement), to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Requested Information deemed confidential;
(m)    cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and
(n)    as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.1(f), 2.1(n)(ii) or 2.1(n)(iii), such Holder shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to Section 2.2, be prepared and furnished as soon as reasonably practicable, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, such Holder shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will promptly notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Holders that such Interruption Period is no longer applicable.
Section 2.2    Suspension. (a) The Company shall be entitled, for a period of time not to exceed thirty (30) calendar days in any three-month period, or an aggregate of 90 calendar days in any twelve-month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration statement covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar material transaction involving the Company or any of its subsidiaries then under consideration, and specifying in reasonable detail the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension, except as required by applicable law. If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice, or requires the Holders to suspend any Underwritten Offering, the Holders shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.
Section 2.3    Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each Holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such Holder.
Section 2.4    Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request and as shall be required by applicable law in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a)    such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates as the Company may reasonably request and as shall be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;
(b)    during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and
(c)    such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires.
Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement as is necessary to permit sales pursuant to Rule 144; and
(b)    so long as a Holder owns any Registrable Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6    In-Kind Distributions. If the Investor (and/or any of its Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested.
ARTICLE III
Indemnification
Section 3.1    Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus (including a prospectus supplement), or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (or prospectus supplement), preliminary prospectus (or prospectus supplement), offering circular, Issuer Free Writing Prospectus, “road show” presentation or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that (a) it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder expressly for use in connection with such registration by any such Holder, or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.
Section 3.2    Indemnification by Holders. To the fullest extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any of the Company’s securities covered by such a registration, each Person controlling the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), from and against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, Issuer Free Writing Prospectus or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, Issuer Free Writing Prospectus or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).
Section 3.3    Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified

Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ one (1) separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim.
Section 3.4    Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the gross proceeds (net of any underwriting commissions and discounts, but before deducting other expenses) received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnification from any Person who was not also guilty of such fraudulent misrepresentation.

ARTICLE IV
Transfer and Termination of Registration Rights
Section 4.1    Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to a Permitted Transferee of the Investor in connection with a Transfer (as defined in the Investment Agreement) of Registrable Securities to a Permitted Transferee; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to the form of Joinder attached to the Investment Agreement.
Section 4.2    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Series A Preferred Shares or Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all Common Shares issuable (or actually issued) upon conversion of the Series A Preferred Shares cease to be Registrable Securities.
ARTICLE V
Miscellaneous
Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Holders of a majority of all Registrable Securities. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and the Investor, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein, provided that no such amendment shall adversely affect the interest of the Holders of Registrable Securities.
Section 5.2    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 5.3    Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 5.4    Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
Section 5.5    Entire Agreement; No Third Party Beneficiary. This Agreement, and the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof, except for contracts and agreements referred to herein. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.
Section 5.6    Governing Law; Jurisdiction.
(a)    This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(b)    All Actions arising out of or relating to any Relevant Matter (“Actions”) shall be heard and determined in any state or federal court located in the Borough of Manhattan, The City of New York, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 5.6 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 5.7    Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 5.8    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.
Section 5.9    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a)    If to the Company, at:
James River Group Holdings, Ltd.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke Bermuda
HM 08
Email: Frank.Dorazio@james-river-group.com
with a copy to (which shall not constitute notice):

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, NY 10104
Attn: Kenneth L. Henderson
Email: kenneth.henderson@bclplaw.com
(b) If to the Investor, at:
GPC Gallatin Investments (Thames) LP
c/o Gallatin Point Capital LLC
660 Steamboat Road
First Floor
Greenwich, CT 06830
Attn: Lance Toler
Email: ltoler@gallatinpoint.com
with a copy to (which shall not constitute notice):
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn: Laura Hodges Taylor
Email: LHodgesTaylor@goodwinlaw.com
(c)    If to any other Holder, to the address(es) and e-mail(s) set forth in such Holder's joinder.
or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 5.10    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.
Section 5.11    Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12    Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.
COMPANY:
JAMES RIVER GROUP HOLDINGS, LTD.
By:    /s/ Frank N. D’Orazio
Name: Frank N. D’Orazio
Title: Chief Executive Officer
INVESTOR:
GPC PARTNERS INVESTMENTS (THAMES) LP
By: GPC Partners II GP LLC, its general partner
By: Gallatin Point Capital LLC, its sole member
By:    /s/ Matthew Botein
Name: Matthew Botein
Title: Managing Partner

[Signature Page to Registration Rights Agreement]

EXHIBIT A
Defined Terms
1.The following capitalized terms have the meanings indicated:
“Actions” means legal or administrative proceedings, suits, investigations, arbitrations or actions.
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company: (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliates” shall have the meaning given to such term in the Investment Agreement.
“Block Trade” means a registered securities offering in which an underwriters agrees to purchase Registrable Securities at an agreed price or utilizing a pricing formula without a prior marketing process.
Business Day” shall have the meaning given to such term in the Investment Agreement.
“Closing Date” shall have the meaning given to such term in the Investment Agreement.
“Common Shares” means all shares currently or hereafter existing of the common shares, par value $0.0002 per share, of the Company.
“Company Charter Documents” shall have the meaning given to such term in the Investment Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holder” means the Investor and any Person holding Registrable Securities that has been transferred or assigned rights under this Agreement in accordance with Section 4.01.
“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.
“Lock-Up Period” shall have the meaning given to such term in the Investment Agreement.
“Permitted Transferee” shall have the meaning given to such term in the Investment Agreement.

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“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.
“Registrable Securities” means, as of any date of determination, any Common Shares acquired by any Investor pursuant to the conversion of the Series A Preferred Shares, any other securities issued or issuable with respect to any such Common Shares by way of share split, share dividend, distribution, recapitalization, merger, amalgamation, scheme of arrangement, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been sold or otherwise transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act); and (v) such securities are transferable by a Person (A) who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act and (B) who, collectively with its Affiliates, hold less than 3% of outstanding Common Shares.
“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and accountants for the Company, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Holders.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.
“Transaction Documents” shall have the meaning given to such term in the Investment Agreement.

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2. The following capitalized terms have the meanings indicated:

INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2(a)
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(n)
Investment Agreement	Recitals
Investor	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(l)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Relevant Matters	Section 5.6(a)
Requested Information	Section 2.1(l)
Resale Shelf Registration Statement	Section 1.1
Series A Preferred Shares	Recitals
Shelf Offering	Section 1.7
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

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